UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2006

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On December 14, 2006, the United States District Court for the Northern District of Illinois, Eastern Division (the "Court") approved a joint stipulation filed by AMERIGROUP Corporation (the "Company"), AMERIGROUP Illinois, Inc. and the plaintiffs in United States of America and the State of Illinois, ex rel. Cleveland A. Tyson v. Amerigroup Illinois, Inc., et al., replacing the $48 million letter of credit previously posted by the Company staying the enforcement of the judgment against the Company and AMERIGROUP Illinois, Inc. in the above referenced case. The replacement letter of credit is in the amount of $50.4 million, which equals the $48 million judgment previously entered by the Court on November 2, 2006 plus one year of interest. The replacement letter of credit letter will expire on November 2, 2007, but automatically renews for successive one year periods on the expiration date and each anniversary thereof if the appeal has not concluded. In the event the replacement letter of credit renews, the Company is required to pre-pay six months of interest beginning with the first date of renewal to be held in escrow by the Clerk of Court pending resolution of the appeal.

Upon filing of the joint stipulation, the plaintiffs withdrew their November 28, 2006 motion to request posting of adequate security or to dissolve the stay of enforcement. The Company intends to file further post-trial briefs in accordance with the briefing schedule agreed to by the parties, which calls for all post-trial briefs to be filed by January 26, 2007.

At the conclusion of all post-trial proceedings, the Court could enter a judgment against us in an amount up to $524,730,000, plus attorneys’ fees, costs and expenses of Tyson’s counsel. The Court could further require us to post a supersedeas bond in the amount of the judgment, plus interest on the judgment for one year in order to stay execution of the judgment pending our appeal to the Seventh Circuit Court of Appeals. A supersedeas bond may be secured by deposit of cash, the guaranty of an approved corporate surety or an unconditional letter of credit. In order to secure the bond, we may be required to undertake significant new borrowings which could significantly increase our debt service burden and would likely include new restrictive covenants. No assurance can be given that our assets or cash flows will be sufficient to comply with such covenants, fully repay any borrowings or that we would be able to restructure such indebtedness on terms favorable to us. In addition, no assurance can be given that the requirement to post a bond in a significantly larger amount would not have a material adverse effect on our financial position, results of operation or liquidity.

If a bond is set by the Court in a significantly larger amount, we may request relief from the Seventh Circuit Court of Appeals. In the event we are required to post a bond in a significantly larger amount, no assurance can be given that (i) we would be able to secure the bond in a form acceptable to the Court and thereby stay execution of the judgment or (ii) the terms of any new borrowings necessary to secure a bond in a significantly larger amount would not have a material adverse effect on our financial position, results of operation or liquidity.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

December 19, 2006	By:	James W. Truess

Name: James W. Truess
Title: Executive Vice President and Chief Financial Officer